Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Digital Power Corporation (the "Company") on Form 10-KSB for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Ben-Zion Diamant, Interim Chief Executive Officer and Uri Friedlander, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 31, 2008	/s/ Ben-Zion Diamant
Ben-Zion Diamant,
Chief Executive Officer (Principal Executive Officer)

/s/ Uri Friedlander
Uri Friedlander, Chief Financial Officer
(Principal Financial and Accounting Officer)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-104941) pertaining to Digital Power Corporation's 2002 Stock Option Plan and 1998 Stock Option Plan of our report dated March 31, 2008 with respect to the consolidated financial statements of Digital Power Corporation and its subsidiary included in the Annual Report on Form 10-KSB for the year ended December 31, 2007.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 31, 2008	A Member of Ernst & Young Global